                                                                    Exhibit 10.1

                         CONNECTICUT WATER SERVICE, INC.

                                                                             No:

                             INCENTIVE STOCK OPTION

      THIS AGREEMENT, made as of the grant date indicated in Section 3 below, and between Connecticut Water Service, Inc. (the "Company"), and the undersigned individual (the "Optionee"), pursuant to the Connecticut Water Service, Inc. Amended and Restated Performance Stock Program (the "Plan"). (Terms not defined herein shall have the same meaning as in the Plan.)

      WHEREAS, the Optionee is an eligible employee of the Company and the Company through the Plan's Committee has approved the grant of Incentive Stock Options ("Options") under the Plan to the Optionee.

      NOW, THEREFORE, in consideration of the terms and conditions of this Agreement and pursuant to the Plan, the parties agree as follows:

1. GRANT OF OPTIONS. The Company hereby grants to the Optionee the right and option to purchase from the Company, at the exercise price set forth in
      Section 3 below, all or any part of the aggregate number of shares of common stock of the Company, as such common shares are presently constituted (the "Stock"), set forth in said Section 3.

2. TERMS AND CONDITIONS. It is understood and agreed that the Option evidenced hereby is subject to the provisions of the Plan (which are incorporated herein by reference) and the following terms and conditions:

      a. EXPIRATION DATE. The Option evidenced hereby shall expire on the date specified in Section 3 below, or at such earlier date as is provided in the Plan upon termination of Optionee's employment.

      b. EXERCISE OF OPTION. The Option evidenced hereby shall be exercisable from time to time by submitting an appropriate notice of exercise ten days prior to the date of exercise specifying the number of shares for which the Option is being exercised, addressed to the Company at its principal place of business and either:

                                    (i)     CASH ONLY EXERCISE - submitting the
                                            full cash purchase price of the
                                            exercised stock; or

                                    (ii)    CASHLESS EXERCISE - submitting
                                            appropriate authorization for the
                                            sale of Stock in an amount
                                            sufficient to provide the full
                                            purchase price, or

                                    (iii)   COMBINATION - tendering a
                                            combination of (i) and (ii) above.

                                                                    Exhibit 10.1

      c. WITHHOLDING TAXES. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise, which payment may be made with shares of Stock which would otherwise be issued pursuant to the Option.

      d. EXERCISE SCHEDULE. The Option will become exercisable with respect to 20% of the Option on each anniversary of the date of grant; provided that Optionee is employed by the Company or a Subsidiary on such date.

      e. COMPLIANCE WITH LAWS AND REGULATIONS. The Option evidenced hereby is subject to restrictions imposed at any time on the exercise or delivery of shares in violation of the By-Laws of the Company or of any law or governmental regulation that the Company may find to be valid and applicable.

      f. INTERPRETATION. Optionee hereby acknowledges that this Agreement is governed by the Plan, a copy of which Optionee hereby acknowledges having received, and by such administrative rules and regulations relative to the Plan and not inconsistent therewith as may be adopted and amended from time by the Committee (the "Rules"). Optionee agrees to be bound by the terms and provisions of the Plan and the Rules.

      3.    Option Data.

            Optionee's Name:

            Number of shares of Stock
            Subject to this Option:

            Grant Date:

            Exercise Price Per Share:

            Expiration Date:

            Beneficiary:

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, as of the Grant Date identified in Section 3.

Agreed to:                                  Connecticut Water Service, Inc.

___________________________                 By:  ___________________________
Optionee:                                        Name:  Michele G. DiAcri
                                                 Title: Corporate Secretary

Date:  _______________